EXHIBIT 99.1

[ProxyMed Logo]

Company News Release

IMPORTANT NOTE:

ProxyMed’s live teleconference call to discuss its first quarter results is accessible by calling 888-630-9270 beginning at 10:00 a.m. Eastern Time on Thursday, May 6, 2004 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. ET on May 6th.

Contact:
ProxyMed, Inc.
Gregory J. Eisenhauer, CFA
EVP & Chief Financial Officer
770-806-4780
geisenhauer@proxymed.com

PROXYMED REPORTS RECORD REVENUES OF $20.5 MILLION FOR THE FIRST QUARTER OF 2004

     Atlanta, GA (BusinessWire) May 5, 2004 – ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing services, today reported its operating results for the first quarter of 2004 and reiterated its guidance for the remainder of 2004.

First Quarter 2004 Results

     ProxyMed reported record revenues of $20.5 million for the first quarter, an increase of 17.6% compared to revenues of $17.4 million for the first quarter of 2003. For the first quarter of 2004, the Company recorded a net loss of $0.4 million, or $0.05 per share as compared to a net loss of $2.5 million and $0.36 per share for the same period last year. Diluted weighted average shares outstanding for the quarters ended March 31, 2004 and 2003 were 8,570,731 and 6,782,938, respectively. Sequentially, revenues increased by $2.1 million or 11.7%, and exceeded the top end of the Company’s guidance by $0.5 million.

     The bottom line improved as well, with net loss improving by $5.8 million. This largely reflects the fourth quarter of 2003 non-cash charge related to the write-off of PlanVista warrants. This exceeded our guidance of a net loss of $0.6 million to $1.0 million.

     For the first quarter of 2004, EBITDA (a non-GAAP measure defined as earnings before interest, taxes, depreciation, and amortization and other income/expense) increased to $1.8 million.

     This compares favorably to negative EBITDA of $0.9 million for the first three months of 2003 and EBITDA of $1.5 million for last quarter. The management of the Company believes EBITDA is a meaningful measurement of operating performance as it allows for comparison of operating performance between other competitors in the healthcare IT industry without the effects of capital structure charges, and serves as a factor in determining management’s performance compensation.

     On March 2, 2004 the Company completed its acquisition of 100% of the outstanding capital stock of PlanVista Corporation. “We have been extremely pleased with the initial results from our medical cost containment division,” said Michael K. Hoover, Chairman and Chief Executive Officer of the Company. “We believe that adding this new suite of high value added services and business process outsourcing solutions to our product offering for our payer customers will continue to increase value for our shareholders over the long run.”

     Nancy Ham, the Company’s President and Chief Operating Officer added, “Since we began this deal through a joint marketing agreement last summer, our systems and operating teams are already largely integrated and we are aggressively pursuing new opportunities. We expect that the addition of cost containment services will significantly improve both the top and bottom line performance of our combined company.”

Operating Segment Performance

Transaction Services

     The Transaction Services segment reported revenues of $14.6 million for the first quarter of 2004 (including the one month of operating results from the former PlanVista), an increase of 29.2% over the same period a year ago. On a sequential basis, revenue increased by 26.1% over the fourth quarter of 2003.

     Due to the integrated nature of the Company’s service offering, the Company intends to report all financial, administrative, clinical and cost containment transactions and services as our Transaction Services segment. Total clearinghouse transactions during the first quarter of 2004 were 59.8 million, up 6.0% from the 56.5 million transactions during the same period last year and up 3.0% sequentially. Core transactions were 49.9 million for the quarter, up 0.6% from the same period last year, yet down 2.3% sequentially.

Statistics

     Management considers the following metrics important to monitor its transaction business:

Description:	Q/E	Q/E	Q/E
(all amounts in thousands)	3/31/04	12/31/03	3/31/03
Core transactions (excluding encounters)	*49,875	51,069	49,601
Encounters	9,967	7,035	6,878

Total	59,841	58,104	56,479

*	375,000 of these transactions are from the cost containment unit.

Laboratory Communications Solutions

     The Laboratory Communications Solutions segment reported revenues of $5.9 million for the first quarter of 2004, as compared to revenues of $6.1 million for the first quarter of 2003 and revenues of $6.8 million in the fourth quarter.

     EBITDA for the lab division was $0.5 million for the first quarter of 2004, a decrease of $0.3 million from a year ago and $0.1 million sequentially.

     “While this segment has begun slowly this year, as has typically been the case in the past, the second quarter is off to a strong start. With the strengthening economy, we expect improvement throughout the year on both the revenue and EBITDA lines,” said Nancy Ham. “Industry observers have now begun to speculate that the lab market may have ‘over-consolidated’, leaving a service vacuum. The trend to large non-national orders is indicative of this, and ProxyMed is leveraging our strong position to assist labs in this initiative.”

Corporate and Consolidated

     Consolidated SG&A for the first quarter was $10.4 million, up from $10.0 million during the same period one year ago and $8.3 million sequentially, primarily due to operating expenses for PlanVista for one month and non-cash charges of $0.1 million associated with option grants to employees of the former PlanVista Corporation.

     Net interest expense for the quarter of $0.3 million was largely as a result of the increased debt associated with the PlanVista acquisition, which was completed during the quarter. Combined depreciation and amortization equaled $1.8 million versus $1.3 million for the previous period, again largely as a result of the amortization of identifiable intangible assets from the PlanVista acquisition.

     The provision for income taxes was $50,000 for the quarter primarily for state income taxes. The Company anticipates that it will be able to utilize a significant amount of its net operating losses (“NOLs”) as well as NOL’s from its previous MedUnite acquisition and PlanVista acquisition to offset the bulk of its combined federal income taxes during the current year.

     Net loss for the period was $0.4 million compared to a net loss of $2.5 million for the same period the previous year. The total weighted outstanding shares for the period were 8.6 million resulting in a loss of per share of $0.05 in the current period versus a loss of $0.36 in the first period last year and a loss of $0.91 per diluted share in the fourth quarter of 2003. The fourth quarter 2003 results were skewed by a significant non-cash charge in the amount of $5.3 million.

Consolidated 2004 Guidance

     Guidance for the 2004 year remains unchanged. Guidance for the second quarter and for the year is as follows:

•	Net revenues for the second quarter of $26.0 to $27.0 million. Net revenues for the year of $100.0 to $107.0 million.

•	Consolidated EBITDA of $16.0 to $18.0 million for the year with $3.5 to $4.5 million of EBITDA during the second quarter.

•	Depreciation and amortization of $2.8 to $3.2 million per quarter for the remainder of the year.

•	Interest expense of $0.5 to $0.6 million per quarter for the remainder of the year.

•	Tax expense of $0.1 to $0.2 million per quarter for the remainder of the year.

•	Diluted earnings per share of $0.20 to $0.30 for the year, with an anticipated EPS of $0.02 to $0.06 for the second quarter.

•	The Company cautions investors that some classifications of expenses may change during the year between cost of sales and SG&A as a result of changing the presentation of PlanVista financial information to better conform with ProxyMed’s presentation.

•	The Company anticipates that it will spend between $1.0 to $1.5 million in 2004 for systems work and Sarbanes Oxley compliance. The Company anticipates that only a portion of these costs will be on-going in 2005.

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(amounts in thousands except for share and per share data)

	Three Months Ended March 31,
	2004	2003
Revenues	$20,504	$17,430

Costs and expenses:
Cost of sales	8,289	8,212
Selling, general and administrative expenses	10,405	10,041
Depreciation and amortization	1,849	1,330
Loss on disposal of assets	4	125

Total operating costs and expenses	20,547	19,708

Operating loss	(43)	(2,278)
Interest (income) expense, net	334	174
Provision for income taxes	50	—

Net loss	$(427)	$(2,452)

Basic and diluted loss per share	$(0.05)	$(0.36)

Basic and diluted weighted average shares outstanding	8,570,731	6,782,938

EBITDA (1)	$1,806	$(948)

(1)	EBITDA is a metric that ProxyMed believes is a meaningful measurement of operating performance as it allows for comparison of performance between other competitors in the healthcare IT industry. Additionally, ProxyMed utilizes EBITDA as one of the factors in determining its management performance rewards. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles (“GAAP”).

     A reconciliation to Operating income (loss), a corresponding measure under GAAP is as follows:

Operating loss	$(43)	$(2,278)
Add: Depreciation and Amortization	1,849	1,330

EBITDA	$1,806	$(948)

PROXYMED, INC. AND SUBSIDIARIES
Segment and Other Information
(unaudited)
(amounts in thousands)

	Three Months Ended March 31,
	2004	2003
Revenues:
Transaction Services	$14,594	$11,291
Laboratory Communication Solutions	5,910	6,139

	$20,504	$17,430

Cost of sales:
Transaction Services	$4,260	$4,266
Laboratory Communication Solutions	4,029	3,946

	$8,289	$8,212

Selling, general and administrative expenses:
Transaction Services (1)	$7,984	$7,787
Laboratory Communication Solutions (1)	1,360	1,374
Corporate	1,061	880

	$10,405	$10,041

Depreciation and amortization:
Transaction Services	$1,554	$1,056
Laboratory Communication Solutions	259	230
Corporate	36	44

	$1,849	$1,330

Operating income (loss):
Transaction Services (1)	$797	$(1,941)
Laboratory Communication Solutions (1)	257	587
Corporate	(1,097)	(924)

	$(43)	$(2,278)

EBITDA:
Transaction Services (1)	$2,351	$(885)
Laboratory Communication Solutions (1)	516	817
Corporate	(1,061)	(880)

	$1,806	$(948)

(1)	Excludes any allocation of corporate overhead

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
(amounts in thousands)

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,381	$5,333
Accounts receivable — trade, net	20,411	10,434
Notes and other receivables	274	187
Inventory	3,574	3,347
Other current assets	1,565	1,908

Total current assets	36,205	21,209
Property and equipment, net	5,364	4,772
Goodwill, net	100,382	30,775
Purchased technology, capitalized software and other intangibles, net	57,158	15,884
Restricted cash	250	291
Other assets	512	199

Total assets	$199,871	$73,130

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current portion of long-term debt	$5,850	$1,712
Accounts payable and accrued expenses	11,208	8,264
Deferred revenue and other current liabilities	1,646	721

Total current liabilities	18,704	10,697
Convertible notes	13,137	13,137
Other long-term debt	21,269	2,057
Long-term deferred revenue and other long-term liabilities	104	1,461

Total liabilities	53,214	27,352
Stockholders’ equity:
Series C 7% Convertible preferred stock	—	—
Common stock	13	7
Additional paid-in capital	247,734	146,230
Accumulated deficit	(100,700)	(100,273)
Unearned compensation	(204)	—
Note receivable from stockholder	(186)	(186)

Total stockholders’ equity	146,657	45,778

Total liabilities and stockholders’ equity	$199,871	$73,130

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(unaudited)
(amounts in thousands)

	Three months ending March 31,
	2004	2003
Cash flows from operating activities:
Net income	$(427)	$(2,452)
Adjustments to reconcile net cash used in operating activites:
Depreciation and amortization	1,849	1,330
Provision for doubtful accounts	207	54
Provision for obsolete inventory	15	10
Loss on disposal of fixed assets	4	125
Non-cash interest (income) expense	(27)	—
Stock option compensation charges	106	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Accounts and other receivables	(641)	(984)
Inventory	(241)	(148)
Other current assets	56	(262)
Accounts payable and accrued expenses	(51)	1,797
Accrued expenses of PlanVista paid by ProxyMed	(4,011)	—
Deferred revenue	53	(38)
Other, net	(137)	74

Net cash used in operating activities	(3,245)	(494)

Cash flows from investing activities:
Net cash acquired in acquisition	782	—
Capital expenditures	(705)	(910)
Capitalized software	(380)	(276)
Collections on notes receivable	45	81
Proceeds from sale of fixed assets	—	64
(Increase) decrease in restricted cash	40	(326)
Payments for acquisition-related costs	(776)	(3,860)

Net cash used in investing activities	(994)	(5,227)

Cash flows from financing activities:
Net proceeds from sale of common stock	24,100	—
Proceeds from exercise of warrants	8,750	—
Draws on line of credit	4,900	—
Repayment of line of credit	(4,400)	—
Payment of notes payable, capital leases and long-term debt	(24,063)	(310)

Net cash provided by (used in) financing activities	9,287	(310)

Net increase (decrease) in cash and cash equivalents	5,048	(6,031)
Cash and cash equivalents at beginning of period	5,333	16,378

Cash and cash equivalents at end of period	$10,381	$10,347

About ProxyMed, Inc., Where Healthcare Connects™

ProxyMed is the nation’s second largest provider-based electronic healthcare transaction services company. We provide connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Claredi. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to one of the industry’s largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories.

For more information, please visit the Company’s website at www.proxymed.com.

Forward Looking Statement

ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. Some of these factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the potential benefits and effects, including but not limited to any expectations as to profitability, revenue growth, projected EBITDA, and other aspects of the financial performance of the combined company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, the soundness of our business strategies relative to the perceived market opportunities; ProxyMed’s ability to continue to integrate the operations of PlanVista into its existing operations, the ability to identify suitable future acquisition candidates; the ability to successfully integrate any future acquisitions; ProxyMed’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; ProxyMed’s assessment of the healthcare industry’s need, desire and ability to become technology efficient; and ProxyMed’s ability and that of its business associates to comply with various government rules regarding healthcare and patient privacy. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003, and ProxyMed’s registration statement on Form S-4 relating to the merger with PlanVista.

In this regard, investors are cautioned that the Company will be subject to numerous risks and uncertainties, including, but not limited to, the risks inherent in acquisitions of technologies and businesses, including the integration of separate workforces, the timing and successful completion of technology and product development through production readiness, integration of such technologies and businesses into the combined company, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, and other factors.

ProxyMed does not assume any obligation to update information contained in this document, including for example guidance regarding future performance, which represents the companies’ expectations only as of the date of this release and should not be viewed as a statement about the Company’s expectations after such date. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

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